UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/28/2013

LeMaitre Vascular, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33092

Delaware	04-2825458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

63 Second Avenue
Burlington, MA 01803
(Address of principal executive offices, including zip code)

781-221-2266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 28, 2013, LeMaitre Vascular, Inc. (the "Company") entered into an Asset Purchase Agreement with InaVein, LLC ("InaVein") for the purchase of substantially all of the assets of InaVein, which assets relate to products used to treat varicose veins. The Company consummated the acquisition and acquired the assets on August 28, 2013 (the "Closing Date") for cash consideration and contingent consideration. The cash consideration consists of: (i) $2,125,000 paid on the Closing Date and (ii) $375,000 payable following the first anniversary of the Closing Date. The contingent consideration consists of: (i) a payment equal to 0.7 times the amount by which net sales (as defined in the Asset Purchase Agreement) of the acquired products in the first year following the Closing Date exceed $2.5 million, with such payment being capped at $500,000, (ii) a payment equal to 0.7 times the amount by which net sales of the acquired products in the second year following the Closing Date exceed the greater of $2.7 million and the actual net sales of the acquired products in the first year following the Closing Date, with such payment being capped at $500,000, and (iii) $400,000 if certain acquired products are re-registered with the China Food and Drug Administration by August 31, 2014.

The Asset Purchase Agreement contains customary representations and warranties and covenants by each party. Additionally, for a period of five years following the Closing Date, InaVein has agreed not to engage in certain competitive activities with respect to the business sold and not to solicit its former employees now employed by the Company. Both parties are obligated, subject to certain limitations, to indemnify the other under the Asset Purchase Agreement for certain customary and other specified matters, including breaches of representations and warranties, breaches of covenants and for certain liabilities and third-party claims.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such document, which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 7.01.    Regulation FD Disclosure

On August 28, 2013, the Company issued a press release announcing the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed "filed" for any purpose.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit        Document Description
99.1        Press Release dated August 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: August 28, 2013	By:	/s/ David B. Roberts
David B. Roberts
President

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated August 28, 2013